REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Shareholders and Board of Trustees
Aquila Municipal Trust
New York, New York


In planning and performing our audits of the financial
statements of Aquila Churchill Tax-Free of Kentucky,
Aquila Narragansett Tax-Free Income Fund, Aquila
Tax-Free Fund of Colorado, Aquila Tax-Free Fund for
Utah and Aquila Tax-Free Trust of Arizona, each a
series of Aquila Municipal Trust (the 'Trust'), as
of and for the year ended March 31, 2014, in accordance
with the standards of the Public Company Accounting
Oversight Board (United States), we considered their
internal control over financial reporting, including
control activities for safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing
an opinion on the effectiveness of the Trust's internal
control over financial reporting.   Accordingly, we
express no such opinion.

The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial reporting.   In fulfilling
this responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls.   A company's
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting
and the preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles.   A company's
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.   A material weakness is
a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.








Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight
Board (United States).   However, we noted no deficiencies in
Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2014.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Aquila Municipal Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




/s/  TAIT, WELLER & BAKER LLP
------------------------------
TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
May 29, 2014